UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report: October 3, 2013

(Date of earliest event reported)

OCI Partners LP

(Exact name of registrant as specified in its charter)

Delaware	001-36098	90-0936556
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Mailing Address:	Physical Address:
P.O. Box 1647 Nederland, Texas 77627	5470 N. Twin City Highway Nederland, Texas 77627
(Address of principal executive offices and zip code)

(409) 723-1900

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Underwriting Agreement

On October 3, 2013, OCI Partners LP (the “Partnership”) entered into an Underwriting Agreement (the “Underwriting Agreement”), by and among the Partnership, OCI GP LLC (the “General Partner”), OCI N.V. (“OCI”), OCI USA Inc. (“OCI USA”) and OCI Beaumont LLC (“OCIB” and, together with the Partnership, the General Partner, OCI and OCI USA, the “Partnership Parties”) and Merrill Lynch, Pierce, Fenner & Smith Incorporated, Barclays Capital Inc. and Citigroup Global Markets Inc., as representatives of the several underwriters named therein (the “Underwriters”), providing for the offer and sale by the Partnership (the “Offering”), and the purchase by the Underwriters, of 17,500,000 common units (the “Firm Units”) representing limited partner interests in the Partnership (“Common Units”) at a price to the public of $18.00 per Common Unit ($16.92 per Common Unit, net of the underwriting discount). Pursuant to the Underwriting Agreement, the Partnership also granted the Underwriters an option for a period of 30 days (the “Option”) to purchase up to an additional 2,625,000 Common Units (the “Additional Units”) on the same terms.

The material terms of the Offering are described in the prospectus, dated October 3, 2013 (the “Prospectus”), filed by the Partnership with the United States Securities and Exchange Commission (the “Commission”) on October 7, 2013 pursuant to Rule 424(b)(4) under the Securities Act of 1933, as amended (the “Securities Act”). The Offering is registered with the Commission pursuant to a Registration Statement on Form S-1, as amended (File No. 333-189350), initially filed by the Partnership on June 14, 2013.

The Underwriting Agreement contains customary representations, warranties and agreements of the parties, and customary conditions to closing, obligations of the parties and termination provisions. The Partnership Parties have agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act, and to contribute to payments the Underwriters may be required to make in respect of those liabilities.

The Offering is expected to close on October 9, 2013. As described in the Prospectus, the Partnership intends to use net proceeds of approximately $291.3 million from the Offering of the Firm Units, after deducting the underwriting discount, structuring fees and the estimated offering expenses of approximately $4.0 million, as follows: (i) approximately $125.0 million to repay in full and terminate the Term B-1 Loan (as defined in the Prospectus), (ii) approximately $158.6 million to pay a portion of the costs of the Partnership’s debottlenecking project and other budgeted capital projects incurred after the completion of the Offering and (iii) the remainder to repay a portion of OCIB’s outstanding intercompany term loans with OCI Fertilizer International B.V. (“OCI Fertilizer”).

The Partnership intends to use any net proceeds from the exercise of the Underwriters’ Option to purchase Additional Units to repay a portion of OCIB’s remaining outstanding intercompany term loans with OCI Fertilizer.

As more fully described under the caption “Underwriting” in the Prospectus, certain of the Underwriters and their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory, investment banking, commercial banking and other services for the Partnership, the General Partner and OCI, for which they received or will receive customary fees and expenses. Specifically, affiliates of Merrill Lynch Pierce, Fenner & Smith Incorporated, Barclays Capital Inc. and Citigroup Global Markets Inc. are lenders under OCIB’s term loans. In addition, in the ordinary course of their business activities, the Underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of the Partnership or its affiliates. The Underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

The foregoing description of the Underwriting Agreement is not complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement, which is filed as Exhibit 1.1 to this Current Report on Form 8-K and incorporated into this Item 1.01 by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective October 4, 2013, Francis G. Meyer became a member of the Board of Directors of the General Partner (the “Board”). Mr. Meyer also became a member of the Audit Committee of the Board. Mr. Meyer will serve as Chairman of the Audit Committee.

There is no arrangement or understanding between Mr. Meyer and any other persons pursuant to which Mr. Meyer was selected as a director. Mr. Meyer does not have any direct or indirect material interest in any transaction or series of similar transactions contemplated by Item 404(a) of Regulation S-K.

Mr. Meyer will receive an annual compensation package, which will initially consist of $150,000 in annual cash compensation. Further, Mr. Meyer will be indemnified for his actions associated with being a director to the fullest extent permitted under Delaware law and will be reimbursed for all expenses incurred in attending to his duties as a director.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

1.1	Underwriting Agreement, dated as of October 3, 2013, by and among OCI Partners LP, OCI GP LLC, OCI N.V., OCI USA Inc. and OCI Beaumont LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, Barclays Capital Inc. and Citigroup Global Markets Inc., as representatives of the several underwriters named therein

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OCI Partners LP By: OCI GP LLC, its general partner

Dated: October 7, 2013	By:	/s/ Frank Bakker
Frank Bakker
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement, dated as of October 3, 2013, by and among OCI Partners LP, OCI GP LLC, OCI N.V., OCI USA Inc. and OCI Beaumont LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, Barclays Capital Inc. and Citigroup Global Markets Inc., as representatives of the several underwriters named therein